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                                                                         EX-23.5

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Xpedite Systems, Inc. for the registration of 1,600,000 shares of its common stock and to the incorporation by reference therein of our report dated May 22, 1996, with respect to the consolidated financial statements of Comwave Communications AG included in its Current Report on Form 8-K dated November 20, 1995 and Amendment Nos. 1, 2, 3 and 4 thereto on Form 8-K/A filed with the Securities and Exchange Commission.

Basel, Switzerland
July 9, 1996


Visura Treuhand-Gesellschaft


/s/ OSKAR HEINIGER  /s/ I. V. LUCA FORNASIERO
    --------------      ---------------------
Oskar Heiniger       I. V. Luca Fornasiero